Exhibit 10.1
February 7, 2011
Dr. John H. Short
RehabCare Group, Inc.
7733 Forsyth Boulevard Suite 2300
St. Louis, MO 63105
     Re: Termination Compensation Agreement Clarification
Dear John:
     Reference is made to that certain Termination Compensation Agreement (“Agreement”) entered into December 11, 2007 (as amended effective December 8, 2008) between you and RehabCare Group, Inc. (the “Company”). As has been discussed, in order to clarify the intent of both you and the Company with respect to certain gross-up payments in Section 4.2(f) of the Agreement, the Agreement is hereby amended by deleting the last sentence of Section 4.2(b). Section 4.2(f) shall remain and be a part of the Agreement.
     Please contact me with any questions.
     Sincerely,

/s/ Harry E. Rich Harry E. Rich, Chairman
ACKNOWLEDGED AND AGREED:

/s/ John H. Short John H. Short, PhD

Date: 2-7-11